UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2008

Sparking Events, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-148005

(Commission File Number)

20-8009362

 (IRS Employer Identification No.)

112 North Currie Street

Carson City, NV 89703

 (Address of principal executive offices)(Zip Code)

(775) 321 8299

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Changes in Control of Registrant

Sparking Events, Inc.  (the “Company”) is aware that a change in control of the Company occurred on September 12, 2008, when Carlo Giusto sold 9,000,000 shares of common stock, representing approximately 95% of the common stock and voting power of the Company, to Adam Godoy Borges Dos Santo, for consideration of approximately $18,000 personally owned by Adam Godoy Borges Dos Santo.  The stock sale included an arrangement whereby Adam Godoy Borges Dos Santo has been appointed as the Company’s sole Director and its President and Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer.  Adam Godoy Borges Dos Santo purchase of the 9,000,000 shares of common stock was made for investment purposes and he does not share his beneficial ownership or his voting power in his 9,000,000 shares with any person or group.  Adam Godoy Borges Dos Santo has no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 12, 2008, Carlo Giusto resigned as a member of the Board of Directors, President and Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer of the Company.   Mr. Giusto resigned for personal reasons and has no disputes or disagreements with the Company.

Effective September 12, 2008, Adam Godoy Borges Dos Santo accepted an appointment by the Board of Directors of the Company to act as a member of the Board of Directors, and serve as the Company’s President and Chief Executive Officer, Principal Financial Officer, Secretary and Treasurer, until his successor is duly qualified and elected or appointed.

Mr. Santos, age 23 has been a martial arts enthusiast from an early age. He has been working as a martial arts instructor since July 2004. He is an experienced award winning fighter. Mr. Santos has experience in the organization and promoting of professional martial arts events. Mr. Santos holds a 2nd degree black belt in Morganti Ju-Jitsu.

Mr. Santos graduated from the Universidade de Santo Amaro in 2007 having earned a Bachelor of Physical Education.

Mr. Santo’s appointment was made in connection with an arrangement between him and Mr. Guisto pursuant to which Mr. Santos purchased 9,000,000 shares of the Company’s common stock in a private transaction, as further described in Item 5.01 (Changes in Control of Registrant) of this Current Report on Form 8-K.

Mr. Adam Santos does not have any agreement, arrangement or interested transaction with the Company.

Item 9.01 Financial statements and Exhibits

(d)  Exhibits

The following exhibit is filed as part of this report:

No.

Description

17.1

Letter dated September 12, 2008 from Carlo Giusto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sparking Events, Inc.

(Registrant)

Date:  September 12, 2008

By:      /s/    Adam Santos

        Name:  Adam Santos

        Title: President and Chief Executive Officer

Exhibit Index

No.

Description

17.1

Letter dated September 12, 2008 from Carlo Giusto

3